Exhibit 4.7

PHUNWARE, Inc.

AMENDED AND RESTATED

INVESTOR RIGHTS AGREEMENT

December 18, 2015, as amended on October 25, 2016 and December 21, 2018

PHUNWARE, Inc.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

This Amended and Restated Investor Rights Agreement (this “Agreement”) is made as of December 18, 2015, as amended on October 25, 2016 and December 21, 2018, by and among Phunware, Inc., a Delaware corporation (the “Company”), and the persons and entities (each, an “Investor” and collectively, the “Investors”) listed on Exhibit A hereto. Unless otherwise defined herein, capitalized terms used in this Agreement have the meanings ascribed to them in Section 1.

Recitals

WHEREAS, the Company and certain of the Investors (the “Existing Investors”) are parties to the Amended and Restated Investor Rights Agreement dated December 17, 2014 (the “Prior Agreement”);

WHEREAS, the Company and certain of the Investors are parties to the Series F Preferred Stock Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”), by and among the Company and the persons and entities set forth therein; and

WHEREAS, in contemplation of the issuance of Series F Preferred Stock to certain of the Investors pursuant to the Purchase Agreement, the Company and certain of the Existing Investors wish to amend and restate and replace in its entirety the Prior Agreement with this Agreement, and to enter into this Agreement with all parties hereto and subject to the terms and conditions set forth below.

Agreement

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and other consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

Section 1
Definitions

1.1 Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

(a) “Bad Actor Disqualification” means any “bad actor” disqualification described in Rule 506(d)(1)(i) through (viii) under the Securities Act.

(b) “Blackout Period” has the meaning set forth in Section 2.1(c).

(c) “Board” shall mean the Board of Directors of the Company.

(d) “Change of Control” shall mean (a) the acquisition of the Company by another entity by means of any transaction or series of related transactions to which the Company is party (including, without limitation, any stock acquisition, reorganization, merger or consolidation but excluding any sale of stock for capital raising purposes) other than a transaction or series of transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction continue to retain (either by such voting securities remaining outstanding or by such voting securities being converted into voting securities of the surviving entity), as a result of shares in the Company held by such holders prior to such transaction, at least fifty percent (50%) of the total voting power represented by the voting securities of the Corporation or such surviving entity outstanding immediately after such transaction or series of transactions; or (b) a sale, lease, exclusive license or other conveyance of all substantially all of the assets, intellectual property, technology or business of the Company (an “Asset Sale”).

(e) “Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

(f) “Common Stock” means the Common Stock of the Company.

(g) “Conversion Stock” shall mean shares of Common Stock issued upon conversion of the Preferred Stock.

(h) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(i) “Holder” shall mean any Investor who holds Registrable Securities and any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been duly and validly transferred in accordance with Section 2.12 of this Agreement.

(j) “Indemnified Party” shall have the meaning set forth in Section 2.6(c) hereto.

(k) “Indemnifying Party” shall have the meaning set forth in Section 2.6(c) hereto.

(l) “Initiating Holders” shall mean any Holder or Holders who in the aggregate hold not less than fifty percent (50%) of the outstanding Registrable Securities.

(m) “Investors” shall mean the persons and entities listed on Exhibit A hereto.

(n) “IPO” shall mean the earliest to occur of (i) the closing of the Company’s first bona fide, firm commitment underwritten initial public offering pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, covering the offer and sale of the Company’s Common Stock, or (ii) the consummation of the transactions contemplated by that certain agreement and plan of merger dated as of February 27, 2018 by and among Stellar Acquisition III Inc., a Republic of the Marshall Islands corporation, STLR Merger Subsidiary Inc., a Delaware corporation and a wholly-owned subsidiary of Stellar and the Company (the “Stellar Acquisition”).

(o) “Mutual Designees” shall have the meaning set forth in the Amended and Restated Voting Agreement by and among the Company and the parties thereto dated as of the date hereof (the “Voting Agreement”).

(p) “New Securities” shall have the meaning set forth in Section 4.1(a) hereto.

(q) “PLDT” shall mean PLDT Capital Pte. Ltd. and any general partner, limited partner, member, or affiliate thereof.

(r) “Preferred Stock” shall mean the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series D-1 Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series Alpha Preferred Stock, Series Beta Preferred Stock, and Series Gamma Prime Preferred Stock of the Company.

(s) “Registrable Securities” shall mean (i) shares of Common Stock issued or issuable pursuant to the conversion of the Shares and (ii) any Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i) above; provided, however, that Registrable Securities shall not include any shares of Common Stock described in clause (i) or (ii) above which have previously been registered or which have been sold to the public either pursuant to a registration statement or Rule 144, or which have been sold in a private transaction in which the transferor’s rights under this Agreement are not validly assigned in accordance with this Agreement.

(t) The terms “register,” “registered” and “registration” shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

(u) “Registration Expenses” shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification, and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, expenses of any regular or special audits incident to or required by any such registration, and fees and disbursements of one special counsel for the Holders, but shall not include Selling Expenses, fees and disbursements of other counsel for the Holders and the compensation of regular employees of the Company, which shall be paid in any event by the Company.

(v) “Restricted Securities” shall mean any Registrable Securities required to bear the first legend set forth in Section 2.8(c) hereof.

(w) “Rule 144” shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

(x) “Rule 145” shall mean Rule 145 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission

(y) “Securities Act” shall mean the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(z) “Selling Expenses” shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder other than the fees and disbursements of one special counsel for the Holders, which shall be a Registration Expense.

(aa) “Shares” shall mean the Preferred Stock.

(bb) “Wavemaker” shall mean Wavemaker Partners LLC, Kmeleon International Limited, and any general partner, limited partner, member, or affiliate thereof.

(cc) “Withdrawn Registration” shall mean a forfeited demand registration under Section 2.1 in accordance with the terms and conditions of Section 2.4.

Section 2
Registration Rights

2.1 Requested Registration.

(a) Request for Registration. Subject to the conditions set forth in this Section 2.1, if the Company shall receive from Initiating Holders a written request signed by such Initiating Holders that the Company effect any registration with respect to all or a part of the Registrable Securities (such request shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Initiating Holders), the Company will:

(i) promptly give written notice of the proposed registration to all other Holders; and

(ii) as soon as practicable, and in any event within sixty (60) days after the date of such request from Initiating Holders, file, and use its commercially reasonable efforts to effect such registration (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the Securities Act) and to permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after such written notice from the Company is mailed or delivered.

(b) Limitations on Requested Registration. The Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 2.1:

(i) Prior to the earlier of (A) the three (3) year anniversary of the date of this Agreement or (B) one hundred eighty (180) days following the effective date of the first registration statement filed by the Company covering an underwritten offering of any of its securities to the general public (the “Effective Date”);

(ii) If the Initiating Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration statement, propose to sell Registrable Securities and such other securities (if any) amounting in aggregate proceeds of less than $25,000,000 (excluding deduction for underwriter’s discounts and expenses related to the issuance);

(iii) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification, or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(iv) After the Company has initiated two (2) such registrations pursuant to this Section 2.1 (counting for these purposes only (x) registrations which have been declared or ordered effective and pursuant to which securities have been sold, and (y) Withdrawn Registrations);

(v) During the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a Company-initiated registration; provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or

(vi) If the Initiating Holders propose to dispose of shares of Registrable Securities which may be immediately registered on Form S-3 pursuant to a request made under Section 2.3 hereof.

(c) Deferral. If (i) in the good faith judgment of the Board of Directors of the Company, the filing of a registration statement covering the Registrable Securities would be materially detrimental to the Company and the Board of Directors of the Company concludes, as a result, that it is in the best interests of the Company to defer the filing of such registration statement at such time, and (ii) the Company shall furnish to such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company for such registration statement to be filed in the near future and that it is, therefore, in the best interests of the Company to defer the filing of such registration statement, then (in addition to the limitations set forth in Section 2.1(b)(v) above) the Company shall have the right to defer such filing for a period of not more than one hundred twenty (120) days after receipt of the request of the Initiating Holders, and, provided further, that the Company shall not defer its obligation in this manner more than once in any twelve-month period. Any period of time that the Company defers its registration obligation pursuant to this Section 2.1(c) is referred to herein as a “Blackout Period.”

(d) Underwriting. If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.1 and the Company shall include such information in the written notice given pursuant to Section 2.1(a)(i). In such event, the right of any Holder to include all or any portion of its Registrable Securities in such registration pursuant to this Section 2.1 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities to the extent provided herein. If the Company shall request inclusion in any registration pursuant to Section 2.1 of securities being sold for its own account, or if other persons shall request inclusion in any registration pursuant to Section 2.1, the Initiating Holders shall, on behalf of all Holders, offer to include such securities in the underwriting and such offer shall be conditioned upon the participation of the Company or such other persons in such underwriting and the inclusion of the Company’s and such person’s other securities of the Company and their acceptance of the further applicable provisions of this Section 2 (including Section 2.10). The Company shall (together with all Holders and other persons proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by a majority-in-interest of the Initiating Holders, which underwriters are reasonably acceptable to the Company.

(e) Marketing Factors. Notwithstanding any other provision of this Section 2.1, if the underwriters advise the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, the number of Registrable Securities and other shares that may be so included shall be allocated as follows: (i) first, among all Holders requesting to include Registrable Securities in such registration statement based on the pro rata percentage of Registrable Securities held by such Holders, assuming conversion; (ii) second, to any other selling stockholders; and (iii) third, to the Company, which the Company may allocate, at its discretion, for its own account, or for the account of other holders or employees of the Company. In no event shall the number of Registrable Securities underwritten in such registration be limited unless and until all shares held by persons other than Holders, including the Company, are completely excluded from such offering.

If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice from the Company, the underwriter or the Initiating Holders. The securities so excluded shall also be withdrawn from registration. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall also be withdrawn from such registration. If shares are so withdrawn from the registration and if the number of shares to be included in such registration was previously reduced as a result of marketing factors pursuant to this Section 2.1(e), then the Company shall then offer to all Holders who have retained rights to include securities in the registration the right to include additional Registrable Securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among such Holders requesting additional inclusion, as set forth above. For purposes of Section 2.1, a registration shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provisions in Subsection 2.1(e), fewer than 50% of the total number of Registrable Securities that Holders have requested to be included in such registration statement are actually included.

2.2 Company Registration.

(a) Company Registration. If the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders, other than a registration pursuant to Section 2.1 or 2.3, a registration relating solely to employee benefit plans, a registration relating to the offer and sale of debt securities, a registration relating to a corporate reorganization or other Rule 145 transaction, or a registration on any registration form that does not permit secondary sales, the Company will:

(i) promptly give written notice of the proposed registration to all Holders; and

(ii) include in such registration (and any related qualification under blue sky laws or other compliance), except as set forth in Section 2.2(b) below, and in any underwriting involved therein, all of such Registrable Securities as are specified in a written request or requests made by any Holder or Holders received by the Company within ten (10) days after such written notice from the Company is mailed or delivered. Such written request may specify all or a part of a Holder’s Registrable Securities.

(b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 2.2(a)(i). In such event, the right of any Holder to registration pursuant to this Section 2.2 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders of securities of the Company with registration rights to participate therein distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.

Notwithstanding any other provision of this Section 2.2, if the underwriters advise the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the underwriters may (subject to the limitations set forth below) limit the number of Registrable Securities to be included in the registration and underwriting. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated, as follows: (i) first, to the Company for securities being sold for its own account, (ii) second, to the Holders requesting to include Registrable Securities in such registration statement based on the pro rata percentage of Registrable Securities held by such Holders, assuming conversion, and (iii) third, to any other selling stockholders requesting to include other shares in such registration statement based on the pro rata percentage of other shares held by such other selling stockholders (on an as-converted to Common Stock basis). Notwithstanding the foregoing, no such reduction shall reduce the value of the Registrable Securities of the Holders included in such registration below twenty-five percent (25%) of the total value of securities included in such registration, unless such offering is the IPO, in which event all of the Registrable Securities of the Holders may be excluded. For purposes of the preceding sentence concerning apportionment, for any selling stockholder that is a Holder of Registrable Securities and that is a venture capital fund, partnership, limited partnership, limited liability company or corporation, the affiliated venture capital funds, partners, retired partners, members, retired members, managers, retired managers, managing members, retired managing members, stockholders, subsidiaries and affiliates of such Holder, or the estates and family members of any such partners or retired partners, members and retired members, managers and retired managers, managing members, retired managing members or stockholders, and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “Holder,” and any pro rata reduction with respect to such “Holder” shall be based upon the aggregate amount of Registrable Securities owned by all such related entities and individuals.

If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall also be excluded therefrom by written notice from the Company or the underwriter. The Registrable Securities or other securities so excluded shall also be withdrawn from such registration. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

(c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

2.3 Registration on Form S-3

(a) Request for Form S-3 Registration. After its IPO, the Company shall use its commercially reasonable efforts to qualify for registration on Form S-3 or any comparable or successor form or forms. After the Company has qualified for the use of Form S-3, in addition to the rights contained in the foregoing provisions of this Section 2 and subject to the conditions set forth in this Section 2.3, if the Company shall receive from a Holder or Holders of Registrable Securities a written request that the Company effect any registration on Form S-3 or any similar short form registration statement with respect to all or part of the Registrable Securities (such request shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Holder or Holders), the Company will take all such action with respect to such Registrable Securities as required by Section 2.1(a)(i) and (ii).

(b) Limitations on Form S-3 Registration. The Company shall not be obligated to effect, or take any action to effect, any such registration pursuant to this Section 2.3:

(i) In the circumstances described in either Sections 2.1(b)(i), 2.1(b)(iii) or 2.1(b)(v);

(ii) If the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) on Form S-3 at an aggregate price to the public of less than $l,000,000; or

(iii) If, in a given twelve-month period, the Company has effected two (2) such registrations in such period.

(c) Deferral. The provisions of Section 2.1(c) shall apply to any registration pursuant to this Section 2.3.

(d) Underwriting. If the Holders of Registrable Securities requesting registration under this Section 2.3 intend to distribute the Registrable Securities covered by their request by means of an underwriting, the provisions of Sections 2.1(e) shall apply to such registration. Notwithstanding anything contained herein to the contrary, registrations effected pursuant to this Section 2.3 shall not be counted as requests for registration or registrations effected pursuant to Section 2.1.

(f) Shelf Registration Statement Filing. After the Effective Date, as promptly as practicable following the earlier of (i) a request by (A) a Holder or Holders holding, directly or indirectly, together with their respective Affiliates in the aggregate, not less than ten percent (10%) of the Registrable Securities then outstanding or (B) a Holder or Holders holding, directly or indirectly, together with their respective Affiliates in the aggregate, a majority of the Series F Preferred Stock then outstanding or (ii) the date upon which the Company becomes a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) (a “WKSI”), the Company shall file with the SEC a Form S-3 registration statement (“Shelf Registration Statement”), which, for the avoidance of doubt, would be an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) (an “Automatic Shelf Registration Statement”) for a WKSI in the case of clause (ii), relating to the offer and sale of all Registrable Securities by the Holders from time to time in accordance with the methods of distribution elected by such Holders and set forth in the Shelf Registration Statement and, as promptly as practicable thereafter, shall use its reasonable best efforts to cause such Shelf Registration Statement to become effective under the Securities Act.

2.4 Expenses of Registration. All Registration Expenses incurred in connection with registrations pursuant to Sections 2.1, 2.2 and 2.3, hereof shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Sections 2.1 and 2.3 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered or because a sufficient number of Holders shall have withdrawn so that the minimum offering conditions set forth in Sections 2.1 and 2.3 are no longer satisfied (in which case all participating Holders shall bear such expenses pro rata among each other based on the number of Registrable Securities requested to be so registered), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to a demand registration pursuant to Section 2.1; provided, further, in the event that a withdrawal by the Holders is based upon material adverse information relating to the Company that is different from the information known to the Holders requesting registration at the time of their request for registration under Section 2.1, such registration shall not be treated as a counted registration for purposes of Section 2.1 hereof, even though the Holders do not bear the Registration Expenses for such registration. All Selling Expenses relating to securities registered on behalf of the Holders, to the extent not reimbursed by the Company, shall be borne by the Holders of securities included in such registration pro rata among such Holders on the basis of the number of Registrable Securities so registered.

2.5 Registration Procedures. In the case of each registration effected by the Company pursuant to Section 2, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will use its commercially reasonable efforts to:

(a) Keep such registration effective for a period of up to sixty (60) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such sixty (60) day period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter of Common Stock (or other securities) of the Company, from selling any securities included in such registration, and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable Commission rules, such sixty (60) day period shall be extended for up to an additional ninety (90) days, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;

(b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in subsection (a) above;

(c) Furnish such number of prospectuses, including any preliminary prospectuses, and other documents incident thereto, including any amendment of or supplement to the prospectus, as a Holder from time to time may reasonably request;

(d) Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdiction as shall be reasonably requested by the Holders; provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;

(f) Notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing, and following such notification promptly prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing;

(g) Provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(h) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed; and

(i) In connection with any underwritten offering pursuant to a registration statement filed pursuant to Section 2.1 hereof, enter into and perform its obligations under an underwriting agreement in form reasonably necessary to effect the offer and sale of Common Stock, provided such underwriting agreement contains reasonable and customary provisions, and provided further, that each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

2.6 Indemnification.

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, each of its officers, directors and partners, legal counsel and accountants and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 2, and each underwriter, if any, and each person who controls within the meaning of Section 15 of the Securities Act any underwriter, against all expenses, claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation (or alleged violation) by the Company of the Securities Act, any state securities laws or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any offering covered by such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers, directors, partners, members, managers, managing members, legal counsel and accountants and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability or action; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or action arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder, any of such Holder’s officers, directors, members, managers, managing members, partners, legal counsel or accountants, any person controlling such Holder, such underwriter or any person who controls any such underwriter, and stated to be specifically for use therein; and provided, further that, the indemnity agreement contained in this Section 2.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld, conditioned, or delayed).

(b) To the extent permitted by law, each Holder, severally and not jointly, will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Company, each of its directors, officers, partners, legal counsel and accountants and each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, each other such Holder, and each of their officers, directors and partners, and each person controlling each other such Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any prospectus, offering circular or other document (including any related registration statement, notification, or the like) incident to any such registration, qualification or compliance, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holders, directors, officers, partners, legal counsel and accountants, persons, underwriters, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and expressly stated to be specifically for use therein; provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld, conditioned, or delayed); and provided that in no event shall any indemnity under this Section 2.6 exceed the net proceeds from the offering received by such Holder, except in the case of fraud or willful misconduct by such Holder.

(c) Each party entitled to indemnification under this Section 2.6 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld, conditioned, or delayed), and the Indemnified Party may participate in such defense at such party’s expense; and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2.6, to the extent such failure is not prejudicial. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

(d) If the indemnification provided for in this Section 2.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. No person or entity will be required under this Section 2.6(d) to contribute any amount in excess of the net proceeds from the offering received by such person or entity, except in the case of fraud or willful misconduct by such person or entity. No person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions as they relate to underwriters and their controlling persons, the provisions in the underwriting agreement shall control; provided, however, that any such underwriting agreement shall not restrict the rights of the Holders to receive indemnification under this Agreement unless such Holders consent in a written agreement to such restriction.

2.7 Information by Holder. Each Holder of Registrable Securities shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification, or compliance referred to in this Section 2.

2.8 Restrictions on Transfer.

(a) The holder of each certificate representing Registrable Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 2.8. Each Holder agrees not to make any sale, assignment, transfer, pledge or other disposition of all or any portion of the Restricted Securities, or any beneficial interest therein, unless and until the transferee thereof has agreed in writing for the benefit of the Company to take and hold such Restricted Securities subject to, and to be bound by, the terms and conditions set forth in this Agreement, including, without limitation, this Section 2.8 and Section 2.10, except for transfers permitted under Section 2.8(b):

(i) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(ii) Such Holder shall have given prior written notice to the Company of such Holder’s intention to make such disposition and shall have furnished the Company with a detailed description of the manner and circumstances of the proposed disposition, and, if requested by the Company, such Holder shall have furnished the Company, at its expense, with an opinion of counsel, reasonably satisfactory to the Company, to the effect that such disposition will not require registration of such Restricted Securities under the Securities Act.

(b) Permitted transfers include (i) a transfer not involving a change in beneficial ownership, (ii) in transactions involving the distribution without consideration of Restricted Securities by any Holder to (v) any family member or trust for the benefit of any individual holder, (w) any member or former member of any Holder that is a limited liability company (x) a parent, subsidiary or other affiliate of Holder that is a corporation, (y) any of its partners, members or other equity owners, retired partners, retired members, affiliated funds, or other equity owners, or to the estate of any of its partners, members or other equity owners or retired partners, retired members or other equity owners, (z) a venture capital fund that is controlled by or under common control with one or more general partners or managing members of, or shares the same management company with, such Holder or (aa) any subsidiary, affiliate or stockholder of a corporation, or (iii) transfers in compliance with Rule 144, as long as the Company is furnished with satisfactory evidence of compliance with such Rule; provided, in the case of (iii) above, that the Holder thereof shall give written notice to the Company of such Holder’s intention to effect such disposition and shall have furnished the Company with a detailed description of the manner and circumstances of the proposed disposition.

(c) Each certificate representing Registrable Securities shall (unless otherwise permitted by the provisions of this Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO (1) RESTRICTIONS ON TRANSFERABILITY AND RESALE, INCLUDING A LOCK-UP PERIOD IN THE EVENT OF A PUBLIC OFFERING, AS SET FORTH IN AN INVESTOR RIGHTS AGREEMENT, AND (2) VOTING RESTRICTIONS AS SET FORTH IN A VOTING AGREEMENT AMONG THE COMPANY AND THE ORIGINAL HOLDERS OF THESE SHARES, COPIES OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY.

The Holders consent to the Company making a notation on its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer established in this Section 2.8.

(d) The first legend referring to federal and state securities laws identified in Section 2.8(c) hereof stamped on a certificate evidencing the Restricted Securities and the stock transfer instructions and record notations with respect to such Restricted Securities shall be removed and the Company shall issue a certificate without such legend to the holder of such Restricted Securities if (i) such securities are registered under the Securities Act, or (ii) such holder provides the Company with an opinion of counsel reasonably acceptable to the Company to the effect that a public sale or transfer of such securities may be made without registration under the Securities Act

(e) Each Investor agrees not to make any sale, assignment, transfer, pledge or other disposition of any securities of the Company, or any beneficial interest therein, to any person other than the Company, if such proposed transferee would, following such sale, assignment, transfer, pledge or other disposition, beneficially own 20% or more of the Company’s outstanding voting securities, calculated on the basis of voting power, unless and until the proposed transferee confirms to the reasonable satisfaction of the Company that neither the proposed transferee nor any of its directors, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members nor any person that would be deemed a beneficial owner of those securities (in accordance with Rule 506(d) of the Securities Act) is subject to any Bad Actor Disqualification, except as set forth in Rule 506(d)(2) or (d)(3) under the Securities Act and disclosed, reasonably in advance of the transfer, in writing in reasonable detail to the Company.

2.9 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Restricted Securities to the public without registration, the Company agrees to use its commercially reasonable efforts to:

(a) Make and keep public information regarding the Company available as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after ninety (90) days following the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

(c) So long as a Holder owns any Restricted Securities, furnish to the Holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

2.10 Market Stand-Off Agreement. If requested by the Company and an underwriter of Common Stock (or other securities) of the Company, each Holder shall not sell or otherwise transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, of any Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration) during the one hundred eighty (180) day period following the effective date of the IPO (or such other period not to exceed an additional eighteen (18) days as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto); provided that: all officers and directors of the Company and holders of at least one percent (1%) of the Company’s voting securities are bound by and have entered into similar agreements. The obligations described in this Section 2.10 shall not apply to a registration relating solely to employee benefit plans on Form S-l or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions and may stamp each such certificate with the second legend set forth in Section 2.8(c) hereof with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of such one hundred eighty (180) day (or other) period. If requested by the Company and an underwriter of Common Stock (or other securities) of the Company, each Holder agrees to execute a market standoff agreement with said underwriters in customary form consistent with the provisions of this Section 2.10. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all Holders subject to such agreements, based on the number of shares subject to such agreements. Any securities received by a Holder in conversion or exchange for shares of Common Stock (or other securities) of the Company pursuant to the Stellar Acquisition shall also be deemed subject to the provisions of this Section 2.10, and the Company shall be permitted to enforce this Section 2.10, and to waive applicability of this Section 2.10, in its sole discretion (and notwithstanding the absence of an underwriter in the Stellar Acquisition).

2.11 Delay of Registration. No Holder shall have any right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.12 Transfer or Assignment of Registration Rights. The rights to cause the Company to register securities granted to a Holder by the Company under this Section 2 may be transferred or assigned by a Holder only to a transferee or assignee of not less than 100,000 shares of Registrable Securities (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits, and the like); provided, however, that the foregoing 100,000 share minimum shall not apply in cases of transfers to affiliated entities (including affiliated venture capital funds and subsidiaries, affiliates and stockholders of corporations) or persons of such Investor; provided, further, that (i) such transfer or assignment of Registrable Securities is effected in accordance with the terms of Section 2.8 hereof, and applicable securities laws, (ii) the Company is given written notice prior to said transfer or assignment, stating the name and address of the transferee or assignee and identifying the securities with respect to which such registration rights are intended to be transferred or assigned and (iii) the transferee or assignee of such rights assumes in writing the obligations of such Holder under this Agreement, including without limitation the obligations set forth in Section 2.10.

2.13 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of Holders holding at least a majority of the Registrable Securities (excluding any of such shares held by any Holders whose rights to request registration or inclusion in any registration pursuant to this Section 2 have terminated in accordance with Section 2.14), enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights the terms of which are pari passu with or senior to the registration rights granted to the Holders hereunder.

2.14 Termination of Registration Rights. The right of any Holder to request registration or inclusion in any registration pursuant to Section 2.1, 2.2 or 2.3 shall terminate on the earlier of (i) such date, on or after the closing of the Company’s first registered public offering of Common Stock, on which all shares of Registrable Securities held or entitled to be held upon conversion by such Holder may immediately be sold continuously during a ninety (90) day period without restriction under Rule 144, and (ii) five (5) years after the closing of the Company’s IPO; provided, however, that such five (5) year period shall be extended on a day-for-day basis for each day of any Blackout Period.

Section 3
Covenants of the Company

The Company hereby covenants and agrees, as follows:

3.1 Basic Information Rights.

The Company will furnish the following reports to (w) each Holder who owns, individually or together with its affiliates, at least 2,000,000 Shares of Preferred Stock (x) Cisco Systems, Inc. (“Cisco”), (y) PLDT, and (z) Wavemaker (each such Holder a “Significant Investor”):

(i) As soon as practicable after the end of each fiscal year of the Company, and in any event within one hundred eighty days (180) after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its subsidiaries, if any, as at the end of such fiscal year, and consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such year, prepared in accordance with U.S. generally accepted accounting principles consistently applied, and audited and certified by independent public accountants of recognized national standing selected by the Company;

(ii) As soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within forty-five (45) days after the end of the first, second, and third quarterly accounting periods in each fiscal year of the Company, an unaudited consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such quarterly period, and unaudited consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such period, prepared in accordance with U.S. generally accepted accounting principles consistently applied, subject to changes resulting from normal year-end audit adjustments;

(iii) As soon as practicable after the end of each month, and in any event within thirty (30) days after the end of such month, an unaudited consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of such month, and unaudited consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such period, prepared in accordance with U.S. generally accepted accounting principles consistently applied, subject to changes resulting from normal year-end audit adjustments;

(iv) As soon as practicable before the end of the fiscal year, and in any event no earlier than thirty (30) days prior to the end of the fiscal year, a comprehensive operating budget forecasting the Company’s revenues, expenses, and cash position on a month-to-month basis for the upcoming fiscal year; and

(v) Promptly upon reasonable request, an up-to-date capitalization table.

3.2 Inspection Rights. The Company will afford to each Significant Investor, and to such Significant Investor’s accountants and counsel, reasonable access during normal business hours to all of the Company’s respective properties, books and records. Each such Significant Investor shall have such other access to management and information as is necessary for it to comply with applicable laws and regulations and reporting obligations. Nothing in this Section 3.2 shall require the Company to disclose to a Significant Investor details of contracts with or work performed for specific customers and other business partners where to do so would violate confidentiality obligations to those parties; provided, however, that the Company will use commercially reasonably efforts to obtain a waiver from such business partners upon reasonable request from a Significant Investor pursuant to this Section 3.2. Significant Investors may exercise their rights under this Section 3.2 only for purposes reasonably related to their interests under this agreement and related agreements. Other than to affiliated entities (including affiliated venture capital funds and subsidiaries, affiliates and stockholders of corporations) or persons of such Significant Investor, the rights granted pursuant to this Section 3.2 may not be assigned or otherwise conveyed by the Significant Investor or by any subsequent transferee of any such rights without the prior written consent of the Company except as authorized in this Section 3.2.

3.3 Confidentiality. Anything in this Agreement to the contrary notwithstanding, no Holder by reason of this Agreement shall have access to any trade secrets or classified information of the Company. The Company shall not be required to comply with any information rights of Section 3 in respect of any Holder whom the Company reasonably determines to be a competitor or an officer, employee, director or holder of more than ten percent (10%) of a competitor. For the avoidance of doubt, (a) a Holder shall not be deemed to be a competitor of the Company for the purposes hereof by virtue of the fact that a portfolio company or other affiliate of such Holder is a competitor of the Company and (b) Cisco shall not be deemed to be a competitor. Each Holder acknowledges that the information received by them pursuant to this Agreement may be confidential and for its use only, and it will not use such confidential information in violation of the Exchange Act or reproduce, disclose or disseminate such information to any other person (other than its employees or agents having a need to know the contents of such information, and its attorneys), except in connection with the exercise of rights under this Agreement, unless such information (i) is or becomes available to the public generally (other than as a result of a breach of this Section 3.3 by such Holder), (ii) is or has been independently developed or conceived by the Holder without use of the Company’s confidential information, as evidenced by contemporaneous written records of the Holder, (iii) is or has been made known or disclosed to the Holder by a third party without a breach of any obligation of confidentiality such third party may have to the Company or (iv) such Holder is required to disclose such information by a governmental authority. This section shall not preclude any representative of a Holder who is on the Board of Directors from receiving confidential information in such representative’s capacity as a director of the Company.

3.4 Key Man Life Insurance. The Company shall obtain a standard “key man” life insurance policy on Alan S. Knitowski with proceeds payable to the Company, which coverage amount shall be determined by the Board of Directors.

3.5 D&O Insurance. Promptly following the date hereof, the Company shall procure and maintain directors and officers liability insurance for each of the directors and officers of the Company, with coverage limits customary for similarly situated companies and satisfactory to the Board of Directors, including at least one of the Series F Directors (as defined in the Voting Agreement). Such policy shall not be cancelable by the Company without the prior approval of the Board of Directors, including at least one of the Series F Directors.

3.6 Successor Indemnification. If the Company or any of its successors or assignees consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board of Directors as in effect immediately before such transaction, whether such obligations are contained in the Company’s Bylaws, its Certificate of Incorporation, or elsewhere, as the case may be.

3.7 “Bad Actor” Notice. Each party to this Agreement will promptly notify the Company in writing if to its knowledge, it or any person specified in Rule 506(d)(1) under the Securities Act becomes subject to any Bad Actor Disqualification.

3.8 Reimbursement of Board Expenses. The Company shall reimburse all members of the Board for all reasonable and documented out-of-pocket expenses incurred in connection with attending meetings of the Board.

3.9 Company Governance Provisions.

(a) Board Matters; Meetings and Composition. Unless otherwise determined by the vote of a majority of the directors then in office (including the vote of the Series F Director designated by Khazanah), the Board shall:

(i) meet at least quarterly in accordance with an agreed-upon schedule;

(ii) distribute to the Board an agenda with materials for any regularly scheduled Board meeting not later than one (1) week before such Board meeting;

(iii) cause to be established, as soon as practicable after the Khazanah Closing (which in the case of the Nominating Committee shall be not more than sixty (60) days after the Khazanah Closing), and maintain, an Audit, Nominating and Compensation Committee of the Board; except as provided in clauses (iv) and (v) below, the composition of such committees will be as determined by the Board;

(iv) appoint the Series F Designee (as defined in the Voting Agreement) designated by Khazanah as Chairman of the Nominating Committee of the Board as soon as practicable and with sufficient time to consider nominations for the Mutual Designees (as provided in the Voting Agreement), and in no event more than sixty (60) days after the Khazanah Closing;

(v) appoint the Series F Designee designated by Khazanah as a member of the Audit Committee of the Board and the Compensation Committee of the Board;

(vi) nominate and elect, within ninety (90) days after the Khazanah Closing, an independent Director as a Mutual Designee (and, for purposes of this Section 3.9, an “independent” Director shall be one independent under the rules of the primary exchange upon which the Company’s shares then trade or, if the Company’s shares are not so traded, the rules of the NASDAQ Stock Exchange);

(vii) nominate and elect, within one hundred eighty (180) days after the Khazanah Closing a second independent Director as a Mutual Designee;

(viii) (A) elect a director other than the Chief Executive Officer as the Chairman of the Board at or immediately prior to the Khazanah Closing, such Chairman to serve until his successor is elected as contemplated in clause (B), and (B) nominate, within six (6) months after the Khazanah Closing, and elect, within nine (9) months after the Khazanah Closing, one of the Mutual Designees (or such other independent director nominated and appointed by a majority of the directors of the Board which shall include the Series F Designee designated by Khazanah) as Chairman of the Board; and

(ix) adopt, on or prior to the Khazanah Closing, bylaw amendments reasonably acceptable to Khazanah reflecting the establishment of Board committees as provided herein, and providing for a minimum of forty-eight (48) hours prior notice of Board meetings.

(b) Other Company Governance Covenants. The Company shall:

(i) adopt a policy requiring Board approval for affiliate transactions over $50,000;

(ii) identify qualified candidates to be the Chief Financial Officer of the Company (“CFO”), to be based in Austin, Texas, within six (6) months after the Khazanah Closing and hire a qualified CFO within one (1) year after the Khazanah Closing, who shall be reasonably acceptable to and who shall report to the Company’s Chief Executive Officer; and

(iii) not engage a person or firm as counsel to the Company for future financings and M&A, and for Board advisory matters, or to provide audit services, after January 1, 2017 except with the approval of the Board, which approval shall include the approval of the Series F Director nominated by Khazanah.

(c) Amendment of this Section. No provision of this Section 3.9 may be amended without the consent in writing of Khazanah for so long as Khazanah and its affiliates continue to beneficially own at least fifty percent (50%) of the shares of Series F Preferred Stock purchased by it pursuant to the Purchase Agreement.

3.10 Independent 409A Valuation. Promptly following the Initial Closing (as defined in the Purchase Agreement), the Company shall obtain an independent 409A valuation of the Company’s Common Stock performed by an independent valuation firm.

3.11 Termination of Covenants. The covenants set forth in this Section 3, except for Section 3.7, shall terminate and be of no further force and effect after the closing of the Company’s IPO.

Section 4
Right of First Offer

4.1 Right of First Offer to Investors. The Company hereby grants to each Investor, the right of first offer to purchase its pro rata share of New Securities (as defined in Section 4.1(a)) which the Company may, from time to time, propose to sell and issue after the date of this Agreement. An Investor’s pro rata share, for purposes of this right of first offer, is equal to the ratio of (a) the number of shares of Common Stock owned by such Investor immediately prior to the issuance of New Securities (assuming full conversion of the Shares and exercise of all outstanding convertible securities, rights, options and warrants, directly or indirectly held by said Investor, into Common Stock) to (b) the total number of shares of Common Stock outstanding immediately prior to the issuance of New Securities (assuming full conversion of the Shares and exercise of all outstanding convertible securities, rights, options and warrants). Each Investor shall have a right of over-allotment such that if any Investor fails to exercise its right hereunder to purchase its pro rata share of New Securities, the other exercising Investors may purchase the non-exercising Investor’s portion on a pro rata basis. The right of first offer shall be subject to the following provisions:

(a) “New Securities” shall mean any capital stock (including Common Stock and/or Preferred Stock) of the Company whether now authorized or not, and rights, convertible securities, options or warrants to purchase such capital stock, and securities of any type whatsoever that are, or may become, exercisable or convertible into capital stock; provided that the term “New Securities” does not include any securities of the Company excluded from the definition of “Additional Shares of Common” in the Company’s Certificate of Incorporation (as the same may be amended from time to time).

(b) In the event the Company proposes to undertake an issuance of New Securities, it shall give each Investor written notice of its intention, describing the type of New Securities, and their price and the general terms upon which the Company proposes to issue the same (the “Offer Notice”). Each Investor shall have twenty (20) days after the Offer Notice is mailed or delivered to agree to purchase such Holder’s pro rata share of such New Securities.

(c) At the expiration of such twenty (20) day period, the Company shall promptly notify each Investor that elects to purchase or acquire all the shares available to it (each, a “Fully Exercising Investor”) of any other Investor’s failure to do likewise. During the ten (10) day period commencing after the Company has given such notice, each Fully Exercising Investor may, by giving notice to the Company, elect to purchase or acquire, in addition to the number of shares specified above, up to that portion of the New Securities for which Investors were entitled to subscribe but that were not subscribed for by the Investors which is equal to the proportion that the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of Registrable Securities then held, by such Fully Exercising Investor bears to the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Registrable Securities then held, by all Fully Exercising Investors who wish to purchase such unsubscribed shares. The closing of any sale pursuant to this Subsection 4.1(c) shall occur within the later of ninety (90) days of the date that the Offer Notice is given and the date of initial sale of New Securities pursuant to Subsection 4.1(d).

(d) In the event the Holders fail to exercise fully the right of first offer and over-allotment rights, if any within said ten (10) day period (the “Election Period”), the Company shall have ninety (90) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within ninety (90) days from the date of said agreement) to sell that portion of the New Securities with respect to which the Investors’ right of first offer option set forth in this Section 4.1 was not exercised, at a price and upon terms no more favorable to the purchasers thereof than specified in the Company’s notice to Investors delivered pursuant to Section 4.1(b). In the event the Company has not sold within such ninety (90) day period following the Election Period, or such ninety (90) day period following the date of said agreement, the Company shall not thereafter issue or sell any New Securities, without first again offering such securities to the Investors in the manner provided in this Section 4.1.

(e) The right of first offer granted under this Agreement shall expire upon, and shall not be applicable to, the Company’s IPO.

(f) A Holder will not have a right of first refusal to purchase a pro rata share of New Securities in accordance with this Section and will not be a Holder for purposes of the right of first refusal granted under this Section if, and for so long as, (i) the Holder, any of its directors, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members or any person that would be deemed a beneficial owner of the securities of the Company held by the Holder (in accordance with Rule 506(d) of the Securities Act) is subject to any Bad Actor Disqualification, except as set forth in Rule 506(d)(2) or (d)(3) under the Securities Act, and (ii) upon exercise of such Holder right of first refusal, such Holder (or any of the foregoing affiliates of such Holder) would beneficially own 20% or more of the Company’s outstanding voting securities, calculated on the basis of voting power.

Section 5
Miscellaneous

5.1 Amendment. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Agreement and signed by the Company and the Holders holding a majority of the Common Stock issued or issuable upon conversion of the Shares (excluding any of such shares that have been sold to the public or pursuant to Rule 144), which Holders shall include without limitation the Holders holding a majority of the Common Stock issued or issuable upon conversion of the Company’s Series F Preferred Stock if such amendment, waiver, discharge, or termination would adversely affect the holders of the Company’s Series F Preferred Stock; provided, however, that any investor purchasing shares of Series F Preferred Stock or acquiring securities exercisable for or convertible into shares of Series F Preferred Stock after the date of this Agreement pursuant to the Purchase Agreement may become a party to this Agreement, by executing a counterpart of this Agreement without any amendment of this Agreement pursuant to this paragraph or any consent or approval of any other Holder; and provided, further, that if any amendment, waiver, discharge or termination operates in a manner that treats any Holder materially different from other Holders, the consent of such Holder shall also be required for such amendment, waiver, discharge or termination. Any such amendment, waiver, discharge or termination effected in accordance with this paragraph shall be binding upon each Holder with rights under this Agreement; provided, further, that Section 3.1(a), Section 3.3 and this proviso of Section 5.1 may not be amended, waived, discharged or terminated without the prior written consent of Cisco. Each Holder acknowledges that by the operation of this paragraph, the holders of a majority of the Common Stock issued or issuable upon conversion of the Preferred Stock (excluding any of such shares that have been sold to the public or pursuant to Rule 144), which Holders shall include without limitation the Holders holding a majority of the Common Stock issued or issuable upon conversion of the Company’s Series F Preferred Stock in the circumstances set forth above, will have the right and power to diminish or eliminate all rights of such Investor under this Agreement.

5.2 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic email or otherwise delivered by hand or by messenger addressed:

(a) if to an Investor, at the Investor’s address as shown in the Company’s records, as may be updated in accordance with the provisions hereof;

(b) if to the Company, one copy should be sent to 7800 Shoal Creek Blvd. Suite 230-S West, Austin, Texas 78757, Attn: Chief Executive Officer, or at such other address as the Company shall have furnished to the Investors, with a copy to J. Casey McGlynn and Scott K. Murano, Wilson Sonsini Goodrich & Rosati, P.C., 650 Page Mill Road, Palo Alto, California 94304; or

(c) if to a Seller, one copy should be sent to the Seller’s address as shown or facsimile number or electronic email address in the Company’s records, as may be updated in accordance with the provisions hereof.

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid or, if sent by facsimile, upon confirmation of facsimile transfer or, if sent by electronic mail, upon confirmation of delivery when directed to the electronic mail address in the Company’s records.

5.3 Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of Delaware, without regard to principles of conflicts of law.

5.4 Successors and Assigns. This Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by any Investor without the prior written consent of the Company, other than to affiliated entities (including affiliated venture capital funds and subsidiaries, affiliates and stockholders of corporations) or persons of such Investor. Any attempt by an Investor without such permission to assign, transfer, delegate or sublicense any rights, duties or obligations, other than to such affiliated entities or persons, that arise under this Agreement shall be void. Subject to the foregoing and except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

5.5 Entire Agreement. The Company and the Existing Investors holding a majority of the Common Stock issued or issuable upon conversion of the Shares outstanding immediately prior to the date hereof (excluding any of such shares that have been sold to the public or pursuant to Rule 144) hereby amend and restate the Prior Agreement with this Agreement pursuant to Section 4.1 of the Prior Agreement. This Agreement and the exhibits hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and supersedes in its entirety the Prior Agreement, which is hereby terminated shall have no further force and effect. No party shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein.

5.6 Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy of such non-defaulting party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.

5.7 Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Agreement shall be enforceable in accordance with its terms.

5.8 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto.

5.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties that execute such counterparts, and all of which together shall constitute one instrument.

5.10 Telecopy Execution and Delivery. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto and delivered by such party by facsimile or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute and deliver an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

5.11 Further Assurances. Each party hereto agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Agreement.

5.12 Termination Upon Change of Control. Notwithstanding anything to the contrary herein, this Agreement (excluding any then-existing obligations and Section 3.6 hereof, which shall survive the termination of this Agreement) shall terminate immediately prior to and contingent upon a Change of Control, other than an Asset Sale.

5.13 Conflict. In the event of any conflict between the terms of this Agreement and the Company’s Certificate or its Bylaws, the terms of the Company’s Certificate or its Bylaws, as the case may be, will control.

5.14 Attorneys’ Fees. In the event that any suit or action is instituted to enforce any provisions in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

5.15 Aggregation of Stock. All securities held or acquired by affiliated entities (including affiliated venture capital funds) or persons shall be aggregated together for purposes of determining the availability of any rights under this Agreement.

(Remainder of Page Intentionally Left Blank)

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investor Rights Agreement effective as of the day and year first above written.

Phunware, Inc.,
a Delaware corporation

By:	/s/ Alan Knitowski

Name:	Alan S. Knitowski

Title:	Chief Executive Officer

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investor Rights Agreement effective as of the day and year first above written.

INVESTOR

By:	/s/ Douglas Y. Bech
Print Signatory Name: Douglas Y. Bech

By:	/s/ Tom Rogers
Print Signatory Name: Tom Rogers
Investor Name: Star Vista Capital, LLC
Title:	Managing Member

By:	/s/ David Riepe
Print Signatory Name: David Riepe

By:	/s/ Ken Shifrin
Print Signatory Name: Ken Shifrin

By:	/s/ John Jonez and Kirsten Jonez
Print Signatory Name: John Jonez and Kirsten Jonez

By:	/s/ Bruce Gellman
Print Signatory Name: Bruce Gellman
Investor Name: Gellman Family Trust
Title:	Trustee

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investor Rights Agreement effective as of the day and year first above written.

INVESTOR

By:	/s/ Lisa M. Jones
Print Signatory Name: Lisa M. Jones

By:	/s/ Joseph P. Peterson
Print Signatory Name: Joseph P. Peterson

By:	/s/ Barrett Wood
Print Signatory Name: Barrett Wood
Investor Name: Woodgen LLC
Title: President

By:	/s/ Christopher Allan Paschke
Print Signatory Name: Christopher Allan Paschke

By:	/s/ Joseph Angelelli; /s/ Isabela Angelelli
Print Signatory Name: Joseph Angelelli / Isabela Angelelli

Maxima Ventures II, Inc.

By:	/s/ Max Fang
Print Signatory Name: Max Fang
Title:	General Manager

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investor Rights Agreement effective as of the day and year first above written.

INVESTOR

By:	/s/ Brett Greiner
Print Signatory Name: Brett Greiner
World Wrestling Entertainment, Inc.

By:	/s/ George A. Barrios
Print Signatory Name: George A. Barrios
Title: Chief Strategy and Financial Officer

By:	/s/ Carl E. Walker
Print Signatory Name: Carl E. Walker

By:	/s/ William Tigano
Print Signatory Name: William Tigano

By:	/s/ Craig R. Petersen
Print Signatory Name: Craig R. Petersen

By:	/s/ Paige Hruska
Print Signatory Name: Paige Hruska

By:	/s/ Alfred L. Cohen; /s/ Aviva Cohen
Print Signatory Name: Alfred L. and Aviva Cohen

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investor Rights Agreement effective as of the day and year first above written.

INVESTOR

By:	/s/ Brian Knitowski
Print Signatory Name: Brian Knitowski

By:	/s/ Mark H. Rose; /s/ Nancy H. Rose
Print Signatory Name: Mark H. Rose; Nancy H. Rose

By:	/s/ Dennis V. Pham; /s/ Hanh H. Ha
Print Signatory Name: Dennis V. Pham; Hanh H. Ha

By:	/s/ Edgar Hasbun
Print Signatory Name: Edgar Hasbun

By:	/s/ James Whitney
Print Signatory Name: James Whitney
Investor Name: James Whitney Living Trust
Title: Trust

By:	/s/ Xavier Cortada
Print Signatory Name: Xavier Cortada

By:	/s/ Frank R. Jimenez
Print Signatory Name: Frank R. Jimenez

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investor Rights Agreement effective as of the day and year first above written.

INVESTOR

By:	/s/ Craig Dubois
Print Signatory Name: Craig Dubois

By:	/s/ Sanjay Palta
Print Signatory Name: Sanjay Palta
Investor Name: 305 Investments LLC
Title: Manager

By:	/s/ Alan Cohen
Print Signatory Name: Alan Cohen

By:	/s/ Craig Harding
Print Signatory Name: Craig Harding

By:	/s/ Luke Krueger
Print Signatory Name: Luke Krueger

By:	/s/ Kevin Doner
Print Signatory Name: Kevin Doner

By:	/s/ Darwin Romero
Print Signatory Name: Darwin Romero

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investor Rights Agreement effective as of the day and year first above written.

INVESTOR

By:	/s/ Frank Leffingwell
Print Signatory Name: Frank Leffingwell
Investor Name: Applied Reasoning, LLC
Title: Vice President

By:	/s/ Mark E. Watson III
Print Signatory Name: Mark E. Watson III
Investor Name: Aquila Capital Partners LLC
Title: General Manager

By:	/s/ Robert M. Bozeman
Print Signatory Name: Robert M. Bozeman
Investor Name: Northern California Investment Fund
Title: General Partner

FRASER MCCOMBS VENTURES LP

By: Fraser McCombs Capital Management, LLC

Its General Partner

By:	/s/ Chase Fraser
Name:	Chase Fraser
Title:	Manager

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investor Rights Agreement effective as of the day and year first above written.

INVESTOR

By:	/s/ Eric Manlunas
Print Signatory Name: Eric Manlunas
Investor Name: Wavemaker Partners III LP
Title: Managing Partner

By:	/s/ Eric Manlunas
Print Signatory Name: Eric Manlunas
Investor Name: Wavemaker Partners LLC
Title: Managing Partner

PDLT Capital Pte. Ltd.

By:	/s/ Anabelle L. Chua
Name:	Anabelle L. Chua
Title:	Co-managing Director

By:	/s/ Winston L. Damarillo
Name:	Winston L. Damarillo
Title:	Co-managing Director

By:	/s/ Mark M. Burton
Print Signatory Name: Mark M. Burton
Investor Name: Asher Capital Management, LLC
Title:	Managing Partner

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investor Rights Agreement effective as of the day and year first above written.

INVESTOR

By:	/s/ Gunnar Teltow
Print Signatory Name: Gunnar Teltow
Investor Name: JD Equity LP
Title: Manager

By:	/s/ Michael Knitowksi
Print Signatory Name: Michael Knitowksi

By:	/s/ Kevin L. Castillo
Print Signatory Name: Kevin L. Castillo
Investor Name: Affinity Angel Investment Fund I LLC
Title: Fund Manager

By:	/s/ Nicholas H. Stonnington
Print Signatory Name: Nicholas H. Stonnington
Investor Name: Stonnington Asset Allocation, LP
Title: Manager on behalf of the General Partner

By:	/s/ Tushar Patel
Print Signatory Name: Tushar Patel
Investor Name: Humane Technologies
Title: President

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investor Rights Agreement effective as of the day and year first above written.

INVESTOR

SVIC No. 25 NEW TECHNOLOGY BUSINESS INVESTMENT L.L.P.

By:	Samsung Venture Investment Corporation
Its: Partner

By:	/s/ Michael Pachos
Print Signatory Name: Michael Pachos
Title:	Director

TC-1 CULTURE FUND

By:	/s/ Max Fang
Name:	Max Fang
Title:	General Manager

EAGLE CHINA HOLDINGS LIMITED

By:	/s/ Max Fang
Name:	Max Fang
Title:	General Manager

MAXIMA VENTURE SERVICES IV, INC.

By:	/s/ Max Fang
Name:	Max Fang
Title:	Director

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investor Rights Agreement effective as of the day and year first above written.

INVESTOR

MAXIMA VENTURE SERVICES II, INC.

By:	/s/ Max Fang
Name:	Max Fang
Title:	Director

By:	/s/ Gary E. Walker
Print Signatory Name: Gary E. Walker
Investor Name: Skywalker Holdings, LLC
Title:	Manager

By:	/s/ Madeleine Rau
Print Signatory Name: Madeleine Rau
Investor Name: Sandusky Acquisition Corp. d/b/a Sandusky Ventures
Title:	Fund Manager

By:	/s/ Clement Wong
Print Signatory Name: Clement Wong
Investor Name: Green Web Dev Pte Ltd
Title:	Director

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investor Rights Agreement effective as of the day and year first above written.

INVESTOR

By:	/s/ Randall Crowder
Name:	Randall Crowder
Investor Name: Nove PW I, LP
Title:	Managing Partner

By:	/s/ David Siemer
Name:	David Siemer
Investor Name: WS Ventures LLC
Title:	Managing Member

By:	/s/ Dundeep Singh Rangar
Name:	Dundeep Singh Rangar
Investor Name: Rangar Capital Limited
Title:	CEO/ Director

By:	/s/ Stephen McCann
Name:	Stephen McCann
Investor Name: Finegia International Inc.
Title:	CFO

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investor Rights Agreement effective as of the day and year first above written.

INVESTOR

By:	/s/ Randall Kaplan
Name:	Randall Kaplan
Investor Name: Randall Kaplan Living Trust
Title:	Trustee

By:	/s/ Scott Kenyon
Print Signatory Name: Scott Kenyon

By:	/s/ James C. Simpson II
Name:	James C. Simpson II
Investor Name: Lorraine T. Simpson Living Trust
Title:	Grantor

By:	/s/ Matthew Absolon
Name:	Matthew Absolon
Investor Name: Absolon Holdings LLC
Title:	CEO- Manager

By:	/s/ Darsh Singh
Name:	Darsh Singh
Investor Name: Hazoor Digital Assets Fund, LP
Title: Member, Hazoor Partners, LLC

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investor Rights Agreement effective as of the day and year first above written.

INVESTOR

By:	/s/ Erik Thomas Bodor
Name:	Erik Thomas Bodor
Investor Name: West Bercel Holdings LLC
Title:	Member

By:	/s/ Alan Knitowski
Name:	Alan Knitowski
Investor Name: Curo Capital Appreciation Fund I, LLC (Fund 2)
Title:	President

By:	/s/ Alan Knitowski
Name:	Alan Knitowski
Investor Name: Curo Capital Appreciation Fund I, LLC (Fund 1)
Title:	President

By:	/s/ Alan Knitowski
Name:	Alan Knitowski
Investor Name: Cane Capital, LLC
Title:	President

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investor Rights Agreement effective as of the day and year first above written.

INVESTOR

By:	/s/ Alan Knitowski
Name:	Alan Knitowski
Investor Name: Curo Capital Appreciation Fund I, LLC (#1)
Title:	President

By:	/s/ Alan Knitowski
Name:	Alan Knitowski
Investor Name: Alan Knitowski Roth IRA

By:	/s/ Maryann Knitowksi
Print Signatory Name: Maryann Knitowksi

KMELEON INTERNATIONAL LIMITED
(c/o Wavemaker Partners LLC)

By:	/s/ Jane A. Sehwani
Its:	Principal

MOUNT RAYA INVESTMENTS LIMITED

By:	/s/ Tengku Dato Sri Azmil Zahruddin Bin Raja Abdul Aziz
Title:	Director

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investor Rights Agreement effective as of the day and year first above written.

INVESTOR

WAVEMAKER PHUNWARE PARTNERS LP

By:	/s/ Eric Manlunas
Name:	Eric Manlunas
Title:	Managing Partner

By:	/s/ Lance Adams
Print Signatory Name: Lance Adams

By:	/s/ Brilsford Flint
Print Signatory Name: Brilsford Flint

By:	/s/ Susan Sheskey
Print Signatory Name: Susan Sheskey

By:	/s/ Gary Fowler
Print Signatory Name: Gary Fowler

By:	/s/ Philip Gale
Print Signatory Name: Philip Gale

By:	/s/ J.A. Kenyon
Print Signatory Name: J.A. Kenyon

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investor Rights Agreement effective as of the day and year first above written.

INVESTOR

By:	/s/ Donna Hollingsworth; /s/ Robert Hollingsworth

Print Signatory Name:	Donna & Robert Hollingsworth

By:	/s/ John Orton
Print Signatory Name: John Orton

By:	/s/ Jonathan Hook
Print Signatory Name: Jonathan Hook

By:	/s/ Jorge Alberto Ruiz
Print Signatory Name: Jorge Alberto Ruiz

By:	/s/ Matthew Jafarian
Print Signatory Name: Matthew Jafarian

By:	/s/ Frederick Borestram
Print Signatory Name: Frederick Borestram

By:	/s/ Paul Posoli
Print Signatory Name: Paul Posoli

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investor Rights Agreement effective as of the day and year first above written.

INVESTOR

By:	/s/ Rick Timmins
Name:	Rick Timmins
Investor Name: Timmins Living Trust
Title:	Trustee

By:	/s/ Chris Gale
Print Signatory Name: Chris Gale

GIANCARLO MANIACI

By:	/s/ Alan S. Knitowski
As proxyholder for Giancarlo Maniaci

By:	/s/ Eric M. Simone
Print Signatory Name: Eric M. Simone

By:	/s/ Kris Bjornerud
Print Signatory Name: Kris Bjornerud

By:	/s/ Scott Walker
Print Signatory Name: Scott Walker

By:	/s/ John Christ
Print Signatory Name: John Christ

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investor Rights Agreement effective as of the day and year first above written.

INVESTOR

By:	/s/ M.P. Grahm
Print Signatory Name: M.P. Grahm

By:	/s/ Roberto A. Sandoval Castro
Print Signatory Name: Roberto A. Sandoval Castro

By:	/s/ Edward A. Wacks; /s/ Diane J. Wacks

Print Signatory Name: Edward A. Wacks & Diane J. Wacks

By:	/s/ Paul Posoli
Print Signatory Name: Paul Posoli

By:	/s/ Christopher A. Van Berkel
Print Signatory Name: Christopher A. Van Berkel

By:	/s/ Emily Rampa
Print Signatory Name: Emily Rampa

By:	/s/ Michael Rampa
Print Signatory Name: Michael Rampa

By:	/s/ Rachel Rampa
Print Signatory Name: Rachel Rampa

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investor Rights Agreement effective as of the day and year first above written.

INVESTOR

By:	/s/ Palak Shah
Print Signatory Name: Palak Shah

By:	/s/ Joseph F. Pisconski
Print Signatory Name: Joseph F. Pisconski

By:	/s/ Mike Roumph
Print Signatory Name: Mike Roumph

By:	/s/ Daniel P. Hsu
Print Signatory Name: Daniel P. Hsu

By:	/s/ Paul Feldman
Print Signatory Name: Paul Feldman

EXHIBIT A

INVESTORS

Mount Raya Investments Limited
Giancarlo Maniaci
Fraser McCombs Ventures LP
Firsthand Venture Investors
PLDT Capital Pte. Ltd.
Maxima Ventures II, Inc.
Christopher Gale
Maxima Ventures Services II, Inc.
Battery Ventures IX LP
Cisco Systems, Inc.
SVIC No. 25 New Technology Business Investment L.L.P.
Matthew Lindenberger Trust
Justin Barr
TC-1 CULTURE FUND
Ricardo Elizondo Guajardo
Siemer Ventures II LP
Relay Ventures Fund I LP
World Wrestling Entertainment, Inc.
S3 Venture Fund IV L.P.
Virtue Fortune Limited
Wild Basin Investments, LLC
Applied Reasoning, LLC
Stonnington Asset Allocation, L.P.
Timmins Living Trust

Humane Technologies, LLC
Kmeleon International Limited
Futura Ventures LLC
The Cathy Fulton Trust
Wavemaker Phunware Partners LP
Harvey J. Frye
Eagle China Holdings Limited
Maxima Ventures Services IV, Inc.
Douglas Y. Bech
Paul Posoli
Brilsford B. Flint
John Kevin Medica
Nove PW I LP
George Fallica
Narra Venture Capital II, L.P.
Eric Chao-Han Ko
Gene Marshall Betts Revocable Trust Dated 12-18-2001
Wavemaker Partners III LP
HQ Investors 3, LLC
John W. Jonez and Kirsten L. Jonez
Fredrik Borestrom
Hans G. Erickson
S3 Venture Fund II L.P.
Kim Teramoto Lum
Cyrus Lum
WOODGEN LLC
Barry R. Mayer
Lance Adams
Dave Siemer

Hazoor Digital Assets Fund, LP
Nater Limited Partnership
Joseph P Peterson
RSH Ventures LLC
West Beaumont Venture, LLC
WS Investment Company, LLC (2009A)
WS Investment Company, LLC (2009C)
Minh Nguyen
Kamlani Family Revocable Trust
Relay Ventures Fund I Offshore LP
Matthew Jafarian
Icelty, LLC
Gian M. Fulgoni
Eric M. Simone
Darlene Irons Trust I U/A/D6/12/10
Rebecca DeGroot Irons Irrevocable Trust Dated 12/21/2012
Akatiff, Jason
Melendez Ruiz, Jorge Alberto
James F. Whitney Living Trust
David Riepe
Siemer and Associates, LLC
LOC, Ltd.
Darwin Romero
Victoria Ngoc Bick Pham
Star Vista Capital, LLC
Affinity Angel Investment Fund I, LLC
Jonathan Hook
The Gellman Family 2012 Trust
Clement Wong

Mike Roumph
The Frye Daughters Trust of 2010
Glynn & Karen Bloomquist
Gordon Feller
Ken Shifrin
Alfred L. and Aviva Cohen
Alan Cohen
AG Photon LLC
Edward W. Charrier
Cal National Bank CUST FBO J. Casey McGlynn A/C#CMJ1500
Ian John Ford
Craig R. DuBois
Sandusky Acquisition Corp. d/b/a Sandusky Ventures
Dave Sikora
Sweeney Family Investments, LLC
MMM Defined Benefit Pension Plan
Edgar Hasbun Lama
Jerald Lawrence Peterson Trust
W.S. Ventures L.L.C.
WRW Investments
Fineqia International Inc.
Scott Kenyon
Asher Capital Management LLC
Dennis V. Pham & Hanh H. Ha
Northern California Investment Fund LLC
Eddy Fikse
Blackberry Limited
Aquila Capital Partners LLC
SkyWalker Holdings, LLC

CLS3 Group LLC
Frank R. Jimenez
John and Terri Orton
Michael Panster
Luke Kruger
Richard C. Moreschini
Scott Walker
Wavemaker ABS LP
Edward A. Wacks & Diane J. Wacks, as tenants by the entirety
Curo Capital Appreciation Fund I, LLC (Fund 2)
Matula Family, LP - Class 1
James P. Lamy
J. Patrick Quigley
Emilio Ghilardi
Mark Hicks
EMODL Partnership, Ltd.
Brian R. Smith
Salli E. Smith and Theo M. Smith
Darren Watkins
David Orman
Jonathan Chase
Maryann Knitowski
Joseph Angelelli / Isabela Angelelli
Mark H. Rose / Nancy H. Rose
Lisa M Jones
Harvey Seegers
Gregory Franco
Carl E. Walker Ginger L. Walker
Milton W. Ellisor, Jr.

Bozeman Family Trust
Robert E. Hollingsworth Donna R. Hollingsworth
Deborah Kobelan
Joseph P & Lori E Peterson
Jerald Peterson
Paul M. Bedell
Victoria NB Pham
James A. Kenyon
Christopher A. Van Berkel
Prospect Hill Capital LLC
Chris Wallis
Brain Gain Network Limited
Philip Gale
Battery Investment Partners IX LLC
Minh & Thanh Nguyen
Robert Gonzalez
Todd Drayer
Brett Greiner
Edward A. Wacks
Xavier Cortada
John Wages
Edward and Eun Valdez
WS Investment Company, LLC (2015A)
Paul Feldman
Michael Rampa
John Christ
Joseph F. Pisconski
JAJ Royale, LLC
M P Graham

Rangar Capital Limited
Lindsey Investments LLC
Tyler Self
Gary Walker
C. Michael Brodie
305 Investments LLC
Financial Management Services, Inc.
The Stanley Family Trust
George P Schaefer
MHT Properties, Ltd.
Craig W. Harding
Person Real Estate, LTD
Kerri Gerrie
Theo & Salli Smith
Aztec Soft Limited
Deanna L. Serra
Jeffrey R. Serra
James C. Seegert
L. Gage Chrysler, III
Gary Fowler
Vivian M Fischer
David Jamail
Arnold 1997 Limited Partnership
Edgar Hasbun
Four Sure LP
David S. Sweeney
Chris Lowrimore
Jovi Holdings, LLC
Christopher Allan Paschke

Marion & Cathy Walker Family Partnership LTC
William Tigano
Craig R. Petersen
Brian Knitowski
Emel Doner
Mehmet Doner
Palak S. Shah
John Medica
Andrew Tran
Alan S. Knitowski Roth IRA
Cane Capital, LLC
Curo Capital Appreciation Fund I, LLC (#1)
Curo Capital Appreciation Fund I, LLC (Fund 1)
Daniel P Hsu
Jason Powell, owner of non-trust custodial IRA w/AET
Kaplan Family Trust For Issue
Kris Bjornerud
Emily Rampa
Rachel L. Rampa
Randall Kaplan Living Trust U/T/D 7/6/99
MMM - Profit Sharing Plan
Lorraine T. Simpson Living Trust
Victoria Schutter Mark Schutter
Sweeney Family Investments
Absolon Holdings, LLC
Sukesh Singh
Newberg Road Partners, LLC
Medica
GN Ventures, Ltd.

Susan Sheskey
Stanley J. Knitowski Charlotte J. Knitowski
Michael Knitowski
Sandoval Castro, Roberto A.
Peter Cameron Brown
Gary Johnson
Narra Associates II, Limited
Randy Cherkas
PFP Investments, Ltd.
Scott Shillington
3 Lights Ltd.
Edwin Alan Knitowski
Rocky and Janet Mountain JTWROS
Regency Riverside Holdings Ltd.
RAM Funds Ltd.
Mike Maples
Tim McClure
John Vaughn Brock
Carl E. Walker
David D. Foster
Paige Hruska
W. Scott O'Hare
Newberg Road Partners, L.P.
Ecewa Capital Group LLC
Brava Investments, LP
The Scott Helbing Heritage Trust
William J. Amelio
Richard Hunter
The James D. Lafferty Family L.P.
Buchsbaum Partners, Ltd.
Lance Obermeyer
Steven Price
Robert Terence Klein
DMC Ventures I LLC
Roderick MacDonald
La Patrona, Ltd.